Exhibit 99.1

FOR IMMEDIATE RELEASE

Optelecom-NKF Reports First Quarter 2009 Results

GERMANTOWN, MD/May 12, 2009/PRNewswire-FirstCall — Optelecom-NKF, Inc. (NASDAQ: OPTC), a leading global provider of Siqura® advanced IP-video network solutions, today announced first quarter 2009 results.

Revenues for the first quarter totaled $8.6 million, compared to $10.5 million for the same quarter of 2008. Video over IP-related revenue climbed 10% in the first quarter to $2.9 million, compared to last year’s $2.6 million.

The Company reported a net loss of $765 thousand, or $(0.21) per share, in the quarter ending March 31, 2009. This compares to net income of $148 thousand, or $0.04 per share, one year earlier.

Adjusted EBITDA for the quarter (as defined in the addendum to this release) was a loss of $551 thousand compared to profit of $976 thousand for the same quarter last year.

“The sharp contraction in the global economy was the dominant force affecting our first quarter performance along with a reduction in reported revenue from foreign exchange translation rates,” said Ed Ludwig, Optelecom-NKF’s Chairman and CEO. “Orders slowed this winter as customers delayed projects in the face of budgetary concerns.  As we look for signs of a bottom in the economic contraction and we actively contain costs, I view our long-term business prospects with measured optimism based on feedback from current customers and visits we’ve had with prospective customers.”

First Quarter Conference Call

Optelecom-NKF CEO Edmund Ludwig will lead a conference call to discuss first quarter results at 10:00 a.m. Eastern Time, Wednesday, May 13, 2009. Interested parties are welcome to call 866-730-5771 (International Dial In: 857-350-1595) and request the “Optelecom-NKF conference call” shortly before the designated start time or provide the participant pass code 54941156. The telephone conference call will feature a question and answer segment with management.

For those parties unable to participate in the live conference call, a replay will be available from 1:00 p.m. following the teleconference until May 20, 2009. Those wishing to listen to the replay should call 888-286-8010 (International Dial In: 617-801-6888) and enter pass code number 87823732 when prompted.

The call is being web cast by Thomson Reuters and can be accessed at www.earnings.com or at Optelecom-NKF’s website www.optelecom-nkf.com.

About Optelecom-NKF

Optelecom-NKF, Inc. (NASDAQ: OPTC - News), manufacturer of Siqura® advanced video surveillance solutions, provides a full range of cameras, video servers/codecs, network video recorders, fiber transmission equipment, video content analysis applications, and video management software based on an open technology platform that simplifies integration and installation.

Our Siqura solutions offer a perfect blend of ease of use and processing power, enabling end-users to optimize the effectiveness of their surveillance systems while reducing the total cost of ownership. All products and solutions are developed and tested for professional and mission critical applications.

We deliver complete solutions for the Traffic Monitoring, Public Transport, Industrial and Commercial Security, and Government markets. Our systems are deployed by professionals at highway departments, airports, seaports, casinos, public transport authorities, hospitals, city centers, shopping centers, and corporate, military, and government campuses.

Founded in 1972, Optelecom-NKF is committed to providing its customers with expert technical advice and support.  Corporate headquarters are in Germantown, Maryland, USA. The Company’s European corporate offices are located in Gouda, The Netherlands. Optelecom-NKF has sales offices or support covering Latin America, France, Spain, the UK, Germany, Italy, Dubai, and Singapore.

Investor inquiries should be directed to Mr. Rick Alpert at +1 301-948-7872.

Press inquiries for North, Latin, and South America, and Japan should be directed to Betsy Lanning, blanning@optelecom-nkf.com, tel. +1 301-444-2276.

Press inquiries for Europe, Middle East, Africa, and Asia should be directed to Jolanda Medendorp, jmedendorp@optelecom-nkf.com, tel. +31 182 592 470.

For more information please visit our website: www.optelecom-nkf.com.

OPTELECOM-NKF, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE (LOSS) INCOME

FOR THE THREE MONTHS ENDED MARCH 31,

(Unaudited)

(Dollars in Thousands, Except Share Amounts)

	2009	2008
Revenue	$8,586	$10,535
Cost of goods sold	3,871	4,076
Gross profit	4,715	6,459
Operating expenses:
Sales and marketing	2,615	2,661
Engineering	1,349	1,416
General and administrative	1,543	1,662
Amortization of intangibles	157	208
Total operating expenses	5,664	5,947
(Loss) income from operations	(949)	512
Other expense, net	(290)	(352)
(Loss) income before income taxes	(1,239)	160
(Benefit) provision for income taxes	(474)	12
Net (loss) income	$(765)	$148
Basic (loss) income per share	$(0.21)	$0.04
Diluted (loss) income per share	$(0.21)	$0.04
Weighted average common shares outstanding -basic	3,641,692	3,632,564
Weighted average common shares outstanding -diluted	3,641,692	3,632,635

Net (loss) income	$(765)	$148
Foreign currency translation	(1,056)	1,920
Comprehensive (loss) income	$(1,821)	$2,068

OPTELECOM-NKF, INC.

CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2009 AND DECEMBER 31, 2008

(March 31, 2009 Unaudited)

(Dollars in Thousands, Except Share and Per Share Amounts)

	March 31,	December 31,
	2009	2008
	(unaudited)
ASSETS
CURRENT ASSETS
Cash & cash equivalents	$3,374	$5,671
Accounts receivable, net of allowance for doubtful accounts of $317 and $245	9,181	10,290
Inventories, net of allowance for obsolescence of $832 and $679	5,834	5,782
Deferred tax asset	308	205
Prepaid expenses and other current assets	1,202	1,152
Total current assets	19,899	23,100
Property & equipment, less accumulated depreciation of $7,388 and $7,820	2,115	2,063
Intangible assets, net of accumulated amortization of $2,848 and $2,870	6,568	7,180
Goodwill	13,683	14,603
Other assets	189	202
TOTAL ASSETS	42,454	47,148
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	3,388	3,634
Accrued payroll	1,630	1,841
Commissions payable	193	198
Bank line of credit	150	—
Current portion of notes and interest payable	14,329	3,432
Accrued warranty reserve	422	410
Taxes payable	18	931
Other current liabilities	1,282	1,724
Total current liabilities	21,412	12,170
Notes payable and interest payable	—	12,093
Deferred tax liabilities	1,163	1,427
Other liabilities	254	267
Total liabilities	22,829	25,957
STOCKHOLDERS' EQUITY
Common stock, $.03 par value-shares authorized, 15,000,000; issued and outstanding, 3,641,804 and 3,645,084 shares as of March 31, 2009, and December 31, 2008, respectively	109	109
Additional paid-in capital	16,507	16,252
Accumulated other comprehensive income	1,478	2,534
Treasury stock, 162,672 shares at cost	(1,265)	(1,265)
Retained earnings	2,796	3,561
Total stockholders' equity	19,625	21,191
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$42,454	$47,148

Non-GAAP Earnings Addendum

We define Adjusted EBITDA as net income or net loss plus interest expense, income taxes, foreign exchange losses, depreciation and amortization. Adjusted EBITDA is not a measure of cash flow or liquidity as determined by generally accepted accounting principles (GAAP). We have included Adjusted EBITDA as a supplemental disclosure because we believe that it is widely used by investors, industry analysts and others as a useful supplemental measure. Optelecom-NKF calculates and uses Adjusted EBITDA as an indicator of its ability to generate cash from reported operating results.

Adjusted EBITDA does not represent funds available for our discretionary use and is not intended to represent or to be used as a substitute for net income or cash flows from operations data as measured under U.S. generally accepted accounting principles (“GAAP”). The items excluded from Adjusted EBITDA but included in the calculation of Optelecom-NKF’s reported net income are significant components of the accompanying unaudited consolidated statements of operations, and must be considered in performing a comprehensive assessment of overall financial performance. Other companies may calculate Adjusted EBITDA differently than we do, which may limit its usefulness as a comparative measure.

The table below presents a reconciliation of net income to Adjusted EBITDA:

	Three Months Ended
(Unaudited)	March 31,
(Dollars in Thousands)	2009	2008
Net Income	$(765)	$148
Add:
Interest expense, net	159	250
(Benefit) Provision for income taxes	(474)	12
Foreign currency loss	131	102
Depreciation	241	256
Amortization	157	208
Adjusted EBITDA	$(551)	$976